Exhibit 10.7

Execution Version

THIRD AMENDING AGREEMENT made as of September 29, 2023

BETWEEN:	LeddarTech Inc. (as “Borrower”)
AND:	Fédération des Caisses Desjardins du Québec (as “Lender”)

RECITALS

A.          The Lender has addressed an amended and restated financing offer dated April 5, 2023 to the Borrower which has been accepted by the Borrower (as amended by a first amending agreement dated as of May 1, 2023 and a second amending agreement dated as of May 31, 2023, the “Financing Offer”).

B.          The Borrower and the Lender wish to amend the Financing Offer as follows to extend the latest date on which the Tranche B of the SPAC Offering must be funded and make other consequential changes.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.           Interpretation

1.1         Capitalized terms used herein and defined in the Financing Offer have the meanings assigned to them in the Financing Offer unless otherwise defined herein.

1.2         Other than as specifically provided herein, this Agreement shall not operate as a waiver of any right, power or privilege of the Lender and, except as amended hereby, all provisions of the Financing Offer will remain in full force and effect.

2.           Amendments to the Financing Offer

The latest date on which the Tranche B of the SPAC Offering may be funded is extended to October 6, 2023, and the references to “September 30, 2023” are hereby replaced with references to “October 6, 2023” in paragraph 7.4.9(b) of the Financing Offer and in paragraph 1.16(vi) of Appendix A to the Financing Offer.

3.           Effectiveness and Conditions Precedent

This Agreement will become effective on the date that the Lender notifies the Lender that the following conditions precedent have been fulfilled:

3.1         an executed copy of this Agreement by all parties has been received by the Lender; and

3.2         all fees and expenses owing by the Borrower to the Lender and its legal counsel and the Desjardins’ Financial Advisor due on the date of this Agreement shall have been paid and the Lender is authorized to debit the Borrower’s account and proceed to the payment of such fees and expenses.

4.           Representations and Warranties

All of the representations and warranties contained in Article 2 of the Appendix A to the Financing Offer are true and correct on and as of the date hereof as though made on and as of the date hereof, except that, to the extent such representations and warranties relate to a specifically identified earlier date they shall be true and correct as of such earlier date.

5.           Default

No Default has occurred and is continuing on the date hereof.

6.           Cost and Expenses

The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Lender.

7.           Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart. Delivery by any party or other signatory of an executed counterpart of this Agreement by electronic mail or in PDF format, or using any electronic signature, shall be equally effective as delivery of an original executed counterpart of this Agreement.

8.           Governing Law

This Agreement is governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

[Signature pages follow]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Fédération des Caisses Desjardins du Québec, as Lender
Per:
Jocelyn Larouche, Director – National Accounts, Western Quebec
Per:
Alexandre Chapdelaine, Managing Director and Market Lead – National Accounts, Western Quebec
LeddarTech inc., as Borrower
Per:

[Third Amendment – LeddarTech Inc.]